SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement              [X] Definitive Proxy Statement
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    Commission Only (as permitted            [ ] Soliciting Material Pursuant to
    by Rule 14a-6(e)(2))                         Rule 14a-11(c) or Rule 14a-12

                              AVESIS INCORPORATED
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                   (Name of Person(s) Filing Proxy Statement)

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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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
                               AVESIS INCORPORATED
                       3724 NORTH THIRD STREET, SUITE 300
                             PHOENIX, ARIZONA 85012

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 14, 1998

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TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of Avesis Incorporated, a Delaware corporation (the "Company"), will be held on Monday, December 14, 1998 at 11:00 a.m. local time, at 11460 Cronridge Drive, Suite 120, Owings Mills, MD 21117, for the following purposes:

         1. To elect seven directors for the ensuing year and until their successors are elected and qualified; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. A copy of the Company's Annual Report on Form 10-KSB for the year ended May 31, 1998, which includes audited financial statements, also accompanies this Notice.

         Only stockholders of record at the close of business on October 22, 1998 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person.

                                   Sincerely,


                                   Alan S. Cohn
                                   President and Chief Executive Officer

Phoenix, Arizona
November 2, 1998

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Please  complete,  date and sign the enclosed  proxy and mail it promptly in the enclosed envelope to assure representation of your shares, whether or not you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.
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
                               AVESIS INCORPORATED
                       3724 NORTH THIRD STREET, SUITE 300
                             PHOENIX, ARIZONA 85012

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                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 14, 1998

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                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

         Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Avesis Incorporated (the "Company"). All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted for the Company's nominees for election as directors at the Annual Meeting. The Board of Directors is not aware of any other matter that may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, an executive or other authorized officer should sign the proxy in the name of such corporation. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

         This Proxy Statement and the form of proxy that is enclosed are being mailed to the Company's stockholders commencing on or about November 4, 1998.

         A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice or revocation and voting in person the shares to which the proxy relates.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

         The mailing address of the principal corporate office of the Company is 3724 North Third Street, Suite 300, Phoenix, Arizona 85012.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only stockholders of record at the close of business on October 22, 1998 (the "Record Date"), will be entitled to vote at the meeting. On the Record Date, there were issued and outstanding 7,394,297 shares of Common Stock, 6,000 shares of $10 Class A Nonvoting Cumulative Convertible Preferred Stock, Series 2 ("Series 2 Preferred") and 306,460 shares of $3.75 Class A Senior Nonvoting
Cumulative Convertible Preferred Stock, Series A ("Series A Preferred"). Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. Shares of the Series 2 Preferred and Series A Preferred do not have voting rights with respect to the matters included on the Annual Meeting agenda. The presence of a majority of the Common Stock, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots, and shall count all votes and ballots. The affirmative vote of a majority of such quorum is required with respect to the approval of the proposal set forth herein. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote cast against a proposal. A broker non-vote, on the other hand, will not be regarded as representing a share entitled to vote on the proposal and, accordingly, will have no effect on the voting for such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of October 22, 1998 there were 7,394,297 shares of Common Stock, 6,000 shares of Series 2 Preferred and 306,460 shares of Series A Preferred outstanding. The table below sets forth as of October 22, 1998, certain information regarding the shares of stock beneficially owned by each director of the Company and each named executive officer in the Summary Compensation Table, by all of the Company's executive officers and directors as a group, and by those persons known by the Company to have owned beneficially 5% or more of the outstanding shares of Common Stock, which information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                                                            Common Issuable Upon Conversion or
                                                                      Exercise Of: (1)
                                                            ----------------------------------
                                                                                          Total Common
                              Common        % of      Series A       % of     Options     Beneficially      Percent of
Name and Address              Stock        Common   Preferred Stock  Pref.   or Warrants    Owned (1)        Common (2)
----------------              -----        ------   ---------------  -----   -----------    ---------        ----------
                                                   (actual shares)
Gerald L. Cohen*              253,359        3.4       22,274(7)      7.3         --        476,099              6.3

William R. Cohen*             161,117(4)     2.2       10,552         3.4         --        266,637              3.6

William L. Richter          1,194,620(3)    16.2       50,099        16.3         --      1,695,610(3)          21.5
c/o Richter & Co., Inc.
450 Park Ave., 28th Floor
New York, NY 10022

Sam Oolie*                    220,021(5)     3.0       24,023         7.8    100,000        560,251              7.2

Kenneth L. Blum, Sr           140,000(6)     1.9        2,000         0.7         --        160,000              2.2
17133 Ericarose Street
W. Boca Raton, FL
33496

Kenneth L. Blum, Jr.        1,814,750       24.5           --        --           --      1,814,750             24.5
11460 Cronridge Drive
Suite 120
Owings Mills, MD 21117

Alan S. Cohn                1,804,750       24.4           --        --           --      1,804,750             24.4
11460 Cronridge Drive
Suite 120
Owings Mills, MD 21117

Neal A. Kempler*                   --       --             --        --      255,000        255,000              3.3

Joel H. Alperstein*                --       --             --        --      150,000        150,000              2.0

All directors and           5,588,617       75.6      108,948        35.6    505,000      7,183,097             79.9
Executive officers as        (4)(5)
a group (9 persons)

* Address: 3724 North Third Street, Suite 300, Phoenix, Arizona 85012.

(1) Includes shares of Common Stock with respect to which the identified person had the right to acquire beneficial ownership on or within 60 days of the date of the above table pursuant to the Series A Preferred or options or warrants, as indicated. Each share of Series A Preferred Stock indicated in the table is convertible into 10 shares of Common Stock and such shares of Common Stock are included in the total Common beneficially owned.

(2) The percentages shown include Common Stock actually owned as of the date of the above table and Common Stock as to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to the Series A Preferred, options or warrants, as indicated. In calculating the percentage of ownership, all shares of Common Stock which the identified person had the right to acquire within 60 days of the date of the above table are deemed to be outstanding when computing the percentage of Common Stock owned by such person but are not deemed to be outstanding when computing the percentage of Common Stock owned by any other person.

(3) Includes 462,500 shares of Common Stock and shares of Common Stock issuable upon conversion of 22,300 shares of Series A indirectly owned via an affiliated corporation, Richter & Co., Inc. ("RCI"), which thereby beneficially owns in its own name 685,500 shares or 9.0% of the Company's Common Stock. Also includes shares of Common Stock issuable upon conversion of 3,883 and 4,530 shares of Series A Preferred held via two other corporations. Also includes shares of Common Stock issuable upon conversion of 2,500 shares of Series A Preferred and 15,169 shares of Common Stock held by family members, as to which Mr. Richter disclaims beneficial ownership.

(4) Includes 6.67% of the 6,337 shares of common stock and 19,412 shares of Series A Preferred stock held by an affiliated corporation, with respect to which William R. Cohen owns 6.67% of the outstanding stock.

(5) Includes 20% of the 6,337 shares of common stock and 19,412 shares of Series A Preferred stock held by an affiliated corporation, with respect to which Mr. Oolie owns 20% of the outstanding stock. Also includes 8,679 shares owned by Mr. Oolie's wife, as to which Mr. Oolie disclaims beneficial ownership.

(6)  Mr. Blum's spouse holds the indicated shares.

(7) Includes 43.75% of the 4,530 shares of Series A Preferred held by an affiliated corporation.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

VOTE REQUIRED; NOMINEES

         The Company has nominated seven persons for election at the 1998 Annual Meeting as directors for terms expiring at the 1999 Annual Meeting and until their successors have been duly elected and qualified. Each of the nominees currently is a director of the Company.

         SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES, UNLESS OTHERWISE SPECIFIED ON THE PROXY. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the Company's management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

         All directors will hold office until the next Annual Meeting of Stockholders and the election and qualification of their successors. Officers are elected annually and serve at the pleasure of the Board of Directors.

         Set  forth  below  is  certain  biographical   information   (including
principal occupations) relating to the nominees.

         William R. Cohen, 67, Co-Chairman of the Board, has served as a Director of the Company since April 1986. Mr. Cohen is the Chairman of Go Lightly Candy Company. Mr. Cohen has served as Chairman of American Mobile Communications, a cellular communications company, and has also held various positions with CFC Associates, a venture capital partnership, and its predecessor organizations. Mr. Cohen serves as a lifetime trustee of the Hospital Center, Orange, New Jersey. Mr. Cohen is not related to Gerald L. Cohen.

         William L. Richter, 55, Co-Chairman of the Board, has been a director of the Company since August 1993. Mr. Richter has been President of Richter Investment Corp. and its wholly-owned subsidiary, Richter & Co., Inc., a registered broker-dealer and investment banking firm (or its predecessor organization) for the past nine years and has been a Senior Managing Director of Cerberus Capital Management, L.P. (or its predecessor organizations) since their founding in late 1992. Mr. Richter was Co-Chairman of Rent-A-Wreck of America, Inc., a franchiser of automobile rental agencies, from November 1989 to June 1993 and has been Vice Chairman of that Company since June 1993.

         Kenneth L. Blum, Sr., 72, has served as a Director of the Company since August 1993. Mr. Blum was acting President and Chief Executive Officer of the Company from September 1996 to May 1998. Mr. Blum has been Chairman of the Board of Rent-A-Wreck of America, Inc., an automobile rental franchiser, since June 1993, President from June 1993 to October 1994, and Chief Executive Officer since January 1994. Mr. Blum has been the President of KAB, Inc., a management company, since 1990. Mr. Blum co-founded United HealthCare, Inc., a Baltimore, Maryland-based healthcare company, in 1974 and served as its President and Chief Executive Officer until 1990. Since 1990, Mr.

Blum has been a management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau; American Business Information Systems, Inc., a high-volume laser printing company; and Mail-Rx, a mail-order prescription drug company. Mr. Blum is the father of Kenneth L. Blum, Jr. and the father-in-law of Alan S. Cohn. See "Management Agreement."

         Gerald L. Cohen, 54, has served as a Director of the Company since March 1985. Mr. Cohen is a managing director of Greenley Capital Company, a limited partnership which is a New York-based investment banking firm. Mr. Cohen is the sole shareholder of the general partner (Greenley Corp.) of Greenley Capital Company. From August 1982 through April 1989, Mr. Cohen was a managing director of Richter, Cohen & Co., a New York-based investment banking firm. Mr. Cohen also serves as a Director of Marketing Systems of America. Mr. Cohen is not related to William R. Cohen.

         Sam Oolie, 62, has served as a Director of the Company since March 1985. Mr. Oolie has been Chairman of NoFire Technologies, Inc., a manufacturer of fire retardant coatings and textiles, since August 1995 and has been Chairman of Oolie Enterprises, an investment company, since July 1985. Mr. Oolie has held various positions with CFC Associates, a venture capital partnership, and its predecessor companies since January 1984. He was Vice Chairman of American Mobile Communications, Inc. a cellular telephone company, from February 1986 until July 1989 and Chairman of the Nostalgia Network, a 24-hour cable television program service, from April 1987 until January 1990. Mr. Oolie also serves as a Director of Noise Cancellation Technologies, Inc. and Comverse Technology, Inc.

         Alan S. Cohn, 43, became the President and CEO of the Company as of June 1998 and a Director of the Company as of August 1998. Mr. Cohn is providing management services on behalf of the Company through an arrangement with NHE. Mr. Cohn has been a management consultant for NHE and KAB, Inc. since 1993 and 1990, respectively. Since 1990, Mr. Cohn has been a principal or management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau; American Business Information Systems, Inc., a high-volume laser printing company; Rent-A-Wreck of America, Inc., an automobile franchiser; Allscripts, Inc., formerly Physician Dispensing Systems, Inc., a pharmaceutical dispensing company, Lawphone, Inc., a prepaid legal fee company; Medi-mail, Inc., a mail service pharmacy; and Mail-Rx, a mail-order prescription drug company. Mr. Cohn is the son-in-law of Kenneth L. Blum, Sr., the Company's former acting President and CEO, and a member of the Board of Directors. See - "Management Agreement."

         Kenneth L. Blum, Jr., 34, became a Director of the Company as of August 1998. Mr. Blum is the President, Chief Executive Officer and the sole stockholder of NHE. Mr. Blum is also President and Secretary of Rent-A-Wreck of America, Inc., an automobile rental franchiser, President of National Computer Services, Inc., a computer service bureau, and President of American Business Information Systems, Inc., a high-volume laser printing company. Kenneth L. Blum, Sr., the Company's former acting President and CEO, and a member of the Board of Directors, is the father of Kenneth L. Blum, Jr. See - "Management Agreement."

EXECUTIVE OFFICERS; NHE

         Alan S. Cohn, 43, has been President and Chief Executive Officer of the Company since June 1998. See "Vote Required; Nominees."

         Neal Kempler, 30, has been the Corporate Secretary of the Company since June 1996. Mr. Kempler has been the Vice President of Operations of the Company since August 1996 and was the Assistant to the President/Director of Marketing from January 1993 until August 1996. Mr. Kempler served as Account Executive of National Health Enterprises, Inc., a management company, from June 1990 until 1993.

         Shannon R. Barnett, 30, has been Controller of the Company (Principal Accounting Officer) since August 1996 and was Senior Accountant of the Company from November 1995 until August 1996. Ms. Barnett was Assistant Controller of Quality Hotel and Marlyn Nutraceuticals, a vitamin manufacturer, from September 1994 until November 1995 and Staff Accountant of General Atlantic Resources, Inc. an oil and gas company, from November 1992 until June 1994.

         Joel H. Alperstein, 30, has been the Treasurer of the Company since December 1997 and the Director of Finance of the Company (Principal Financial
Officer) since January 1997. Mr. Alperstein was a self-employed financial consultant from September 1996 until December 1996. Mr. Alperstein was a Manager at Stout, Causey & Horning, P.A., a full service public accounting firm, from September 1992 until August 1996, and a Senior Accountant at Arthur Andersen, LLP, from July 1990 until September 1992. Mr. Alperstein has a Masters of
Business Administration from Loyola College of Maryland and is a Certified Public Accountant.

         Effective March 18, 1993, the Company entered into a Management Agreement (the "Management Agreement") with National Health Enterprises, Inc., a Maryland corporation ("NHE") pursuant to which NHE agreed to manage substantially all aspects of the Company's business, subject to certain limitations and the direction of the Company's Board of Directors. On December 12, 1997 the Company's Board of Directors extended the term of the Company's Management Agreement with NHE to March 18, 2003. See "Certain Transactions."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common and Preferred Stock are required to report their initial ownership of the Company's Common and Preferred Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the year ended May 31, 1998, except that Messrs. Blum, Sr., W. Cohen, G. Cohen, Oolie and Richter each reported transactions from May 1998 on Forms 4 dated June 22, 1998, and that Mr. William Cohen reported a transaction from December 1997 on a Form 4 dated March 4, 1998. In making these disclosures, the Company has relied solely on representations obtained from certain of its former and current directors, executive officers and ten percent holders and/or copies of the reports that they have filed with the Commission.

MEETINGS AND COMMITTEES

         The Audit Committee of the Board of Directors consists of Gerald Cohen and Sam Oolie. This committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. While no meeting of the Audit Committee was held during fiscal 1998, an Audit Committee meeting was held subsequent to year-end to discuss the May 31, 1998 financial statements.

         Currently, there is no nominating or compensation committee or other committee performing similar functions.

         The Board of Directors of the Company held a total of six meetings (including telephonic meetings) during the fiscal year ended May 31, 1998. During the fiscal year ended May 31, 1998, all directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served, except for Sam Oolie who attended four of the six meetings of the Board of Directors.

         On July 30, 1998, the Company's Board of Directors approved a modification providing all outstanding stock option and warrant holders the opportunity to exercise any or all of their vested options and warrants at a discounted exercise price from their original grant, during the period from August 1, 1998 to August 31, 1998. The modification was deemed necessary to provide incentive for the exercise of outstanding stock options and warrants, thereby raising capital to repurchase the outstanding common stock held by the founder of the Company and removing a significant amount of the Company's stock option and warrant overhang. The discounted price was calculated by discounting the stated exercise price of each stock option or warrant by 10% per annum from the expiration date back to August 1998, and rounding the calculated price to the nearest whole cent. The discounted price was not less than the prevailing market price of the Company's common stock at the time of exercise of the options, defined as the high bid price, and rounded to the nearest whole cent. After August 31, 1998, the modification expired and all terms of the unexercised stock options or warrants returned to the original exercise terms.

         Pursuant to the revised terms, the following individuals exercised their stock options or warrants, in the following amounts at the following exercise prices per option or warrant:

                           Number of           Number of      Modified Exercise
Option/Warrant Holder       Options             Warrants            Price
---------------------       -------             --------      -----------------
Alan S. Cohn               1,054,750                                 $0.31
Alan S. Cohn                 700,000                                 $0.26
Kenneth L. Blum, Jr.       1,064,750                                 $0.31
Kenneth L. Blum, Jr.         700,000                                 $0.26
William L. Richter            50,000                                 $0.31
William L. Richter                              109,091              $0.31
William L. Richter                               50,909              $0.26
Richter & Co., Inc.           72,500                                 $0.31
Richter & Co., Inc.                             163,636              $0.31
Richter & Co., Inc.                              76,364              $0.26
William R. Cohen             100,000                                 $0.26
Gerald L. Cohen              100,000                                 $0.26

         The total cash received by the Company from the exercise of the above stock options and warrants was $1,228,656. Of the preceding amount, approximately $400,000 was used to repurchase all 931,888 shares of the Company's common stock held by the founder of the Company, at a price of $0.43 per share. The excess funds received from these transactions will be used as working capital.

                           SUMMARY COMPENSATION TABLE

     The following table and related notes set forth information regarding the compensation awarded to, earned by or paid to the Company's Chief Executive Officer during the year ended May 31, 1998. No executive officer who was serving as an executive officer during fiscal 1998 received salary and bonus which aggregated at least $100,000 for services rendered to the Company during the year ended May 31, 1998.

                            Annual Compensation   Long Term Compensation Awards
                            -------------------   -----------------------------
    Name and                                           Securities Underlying
Principal Position     Year      Salary ($)              Options/SARS (#)
------------------     ----      ----------              ----------------

Kenneth L. Blum, Sr.,  1998          $0                          --
Acting CEO (1)         1997          $0                          --
                       1996          $0                          --

(1)  Mr. Blum became CEO of the Company during September 1996.

     See also Item 12 -- "Certain Relationships and Related Transactions - Agreements with National Health Enterprises, Inc. -- Stock Option Grant."

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION VALUE TABLE

         The following table sets forth information with respect to the one executive officer named in the Summary Compensation Table concerning the number and value of options outstanding at the end of the last fiscal year. The executive officer named in the Summary Compensation Table did not exercise any options during the last fiscal year.

                                                     Value of Unexercised
                        Number of Unexercised        in-the-Money Options
                         Options at FY-End (#)           at FY-End ($)
Name                 Exercisable   Unexercisable   Exercisable  Unexercisable
----                 -----------   -------------   -----------  -------------
Kenneth L. Blum, Sr.     --             --              --            --

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND
CHANGE-IN-CONTROL ARRANGEMENTS

         In the event of termination of the Management Agreement with NHE without cause, all options granted to NHE in connection with the Management Agreement remain outstanding for the balance of their 10-year term. See "Certain Relationships and Related Transactions -- Stock Option Grant."

DIRECTOR COMPENSATION

         Directors are reimbursed for out-of-pocket expenses incurred in connection with each Board of Directors or committee meeting attended. Directors who also are employees of the Company are eligible to participate in the Company's Incentive Stock Option Plan and the Company's 401(k) Plan, and all directors are eligible to participate in the Company's 1993 Stock Option Plan (the "1993 Plan"). Pursuant to the 1993 Plan, options for 100,000 shares of the Company's Common Stock were granted on April 8, 1993 to each of directors William R. Cohen, Gerald L. Cohen, and Sam Oolie. The exercise price of such options is $.40 per share, which was at least the fair market value of the Company's Common Stock on the date of grant. Options for 25,000 shares of Common Stock were exercisable by each of the optionees as of the date of grant, with the balance vesting in equal parts at the end of each of the 10 three-month periods following the date of grant. As of May 31, 1998 options for 100,000 shares of Common Stock were exercisable by each of the optionees.

         During August 1998, William R. Cohen and Gerald L. Cohen each exercised their 100,000 stock options pursuant to the reduced pricing as approved by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         MANAGEMENT AGREEMENT. On December 12, 1997 the Company's Board of Directors agreed to extend the term of the Company's Management Agreement with NHE to March 18, 2003. Also, effective March 18, 1998, the Company's Board of Directors agreed to increase the cash compensation paid to NHE under the Management Agreement by $50,000 per year to $250,000 per year.

         STOCK OPTION GRANT. Pursuant to the Management Agreement, on March 18, 1993, the Company issued options (the "Options") to NHE for the purchase of up to 4,400,000 shares of the Company's Common Stock. Also pursuant to the Management Agreement, the Company entered into a Registration Rights Agreement effective March 18, 1993 with NHE, Mr. Blum, Jr. and Mr. Cohn.

         The Options are transferable only to employees or affiliates of NHE performing substantial services for or on behalf of the Company or to employees of the Company, subject to compliance with applicable law. These options have previously been transferred to, among others, Messrs. Blum, Jr., Cohn and Richter. Effective January 27, 1997, NHE transferred 200,000 options, which had automatically reverted to NHE from a former officer, to Neal A. Kempler. Effective April 6, 1998, NHE transferred 100,000 options to Joel H. Alperstein.

         During August 1998, Messrs. Blum, Jr., Cohn and Richter exercised all of their outstanding options from the March 18, 1993 Stock Option Grant.

         SUBORDINATED PROMISSORY NOTES. On March 18, 1993, the Company obtained loans in the amount of $80,000 from each of Mr. Blum, Jr. and Mr. Cohn. The notes were due March 18, 1998 and accrued interest at the rate of 6% per annum, provided that the holders could accelerate the notes if the Company terminated the Management Agreement without cause. Interest was payable semiannually in arrears, commencing September 18, 1993. The notes were unsecured and subordinated to the Company's outstanding 9 1/2% Debentures and future indebtedness of the Company for borrowed money. The Company paid $8,416 and $10,442 in interest under the terms of these notes in fiscal 1998 and 1997, respectively. On March 18, 1998 the Company paid Mr. Blum, Jr. and Mr. Cohn the outstanding principal and accrued interest amounts on the subordinated promissory notes.

         MARKETING AGREEMENT. Effective March 18, 1993, the Company and NHE entered into a Marketing Representation Agreement (the "Marketing Agreement") pursuant to which NHE is entitled to receive a commission equal to 7 1/2% of the enrollment fees (as defined) from Sponsor contracts generated by NHE. The Company also agreed to pay NHE commissions equal to 2 1/2% of the enrollment fees from Sponsor contracts with respect to which NHE provides marketing assistance in procuring the contract, but does not itself generate the initial Sponsor contact. The term of the Marketing Agreement is coextensive with that of the Management Agreement. In fiscal 1998 and 1997, the Company paid approximately $211,000 and $65,000, respectively, to NHE under the Marketing Agreement. In fiscal 1998 and 1997, the Company paid approximately $8,000 and $14,000, respectively, in reimbursable marketing expenses to NHE under the Marketing Agreement.

         INVESTMENT BANKING SERVICES. On April 23, 1998, the Company entered into a Supplemental Agreement with Richter & Co., Inc. ("RCI") for Investment Banking services related to the Exchange

Offer for the Company's Series 2 Preferred shares. RCI received cash consideration of $50,000 and 250,000 shares of the Company's Common Stock. RCI assigned 100,000 shares of the Company's Common Stock received under this agreement to William L. Richter.

         SOFTWARE DEVELOPMENT SERVICES. During fiscal 1995, the Company contracted with National Computer Services, Inc. ("NCS") to develop software related to the Company's vision, dental and hearing programs. The Company paid approximately $0 and $76,000 to NCS for such services during fiscal 1998 and 1997, respectively. Additionally, the Company has contracted with NCS to lease its computer system for approximately $1,000 per month. The Company paid $12,000 and $15,502 of computer lease charges in fiscal 1998 and 1997, respectively. Kenneth L. Blum, Jr., a Director, is President and a stockholder of NCS and the son of Kenneth L. Blum, Sr., the former Acting President and CEO, and a Director of the Company.

         During fiscal 1997, the Company decided to discontinue the programming services being performed related to portions of the computer system not yet placed in service. It was further determined that all of the Company's current systems, which to date have been running on three separate platforms, should be integrated through the use of the PC platform. The Company has continued to use the completed modules developed by NCS while the new system is under development. The capitalized costs related to modules not yet placed in service, $286,069, were expensed in fiscal 1997.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has selected KPMG Peat Marwick LLP to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 1998. KPMG Peat Marwick LLP's representatives are not expected to be present at the Annual Meeting.

                              REPORT ON FORM 10-KSB

         A copy of the Company's Form 10-KSB without exhibits for the year ended May 31, 1998 has been enclosed with this Proxy Statement. Stockholders may request a copy of the exhibits to the Form 10-KSB, free of charge, by writing to: Joel H. Alperstein, Investor Relations, Avesis Incorporated, 3724 North Third Street, Suite 300, Phoenix, Arizona 85012.

                              STOCKHOLDER PROPOSALS

         Any stockholder proposal intended for inclusion in the proxy material for the 1999 Annual Meeting of Stockholders must be received in writing by the Company, at the address set forth on the first page of the Proxy Statement, on or before July 7, 1999. Any such proposal will be subject to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

         Notice of Stockholder proposals for presentation at the 1999 Annual Meeting, but which are not going to be presented to the Company for inclusion in the proxy materials, will be considered untimely after September 20, 1999.


                               AVESIS INCORPORATED


                               Alan S. Cohn
                               President and Chief Executive Officer


November 2, 1998

                               AVESIS INCORPORATED

               ANNUAL MEETING OF SHAREHOLDERS - DECEMBER 14, 1998
                                    P R O X Y
                                  COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WILLIAM L. RICHTER AND ALAN S. COHN, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of Avesis Incorporated, a Delaware corporation, to be held on Monday, December 14, 1998, or any adjournment thereof, with like effect as if the undersigned were personally present and voting, upon the following matters:

1. Election of Directors [ ] FOR all nominees listed   [ ] WITHHOLD AUTHORITY
                             below (except as marked       to vote for all
                             to the contrary below)        nominees listed below

 KENNETH L. BLUM, JR., KENNETH L. BLUM, SR., GERALD L. COHEN, WILLIAM R. COHEN,
                   ALAN S. COHN, SAM OOLIE, WILLIAM L. RICHTER

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

2. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof;

all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

                           (Continued on reverse side)
--------------------------------------------------------------------------------
                          (Continued from reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES.

                                               Dated:                , 1998
                                                      ---------------

                                               ---------------------------------

Check appropriate box                          ---------------------------------
Indicate changes below:                          Signature(s) of Shareholder(s)

Address Change? [ ] Name Change [ ]   PLEASE SIGN  PERSONALLY  AS NAME APPEARS
                                      AT  LEFT.   When  signing  as  attorney,
                                      executor,    administrator,     personal
                                      representative,   trustee  or  guardian,
                                      give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.


PLEASE SIGN AND DATE THIS PROXY AND RETURN IN ENCLOSED PREPAID ENVELOPE - PLEASE DO NOT FOLD